UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

Telaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 Broadway, 16th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.0001 per share	TLRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Telaria, Inc. (the “Company”) on June 14, 2019 (the “June Form 8-K”). The June Form 8-K reported the voting results of the Company’s annual meeting of stockholders held on June 10, 2019 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding advisory votes on executive compensation. No other changes are being made to the June Form 8-K by this Amendment, and this Amendment should be read in conjunction with the June Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As reported in the June Form 8-K, at the Annual Meeting, a majority of advisory votes of the stockholders of the Company were cast in favor of holding a non-binding advisory vote on executive compensation once every year. Consistent with the outcome of this advisory vote, the Company has determined that the Company will hold future non-binding advisory votes on executive compensation once every year until the next required vote on the frequency of stockholder voting on executive compensation or until the Company determines that it is in the best interests of the Company to hold such vote with a different frequency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.
(Registrant)

Date: August 22, 2019	By:	/s/ Aaron Saltz
	Name:	Aaron Saltz
	Title:	General Counsel